UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 8, 2024
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by First Interstate BancSystem, Inc. (“First Interstate” and the “Company”) on June 14, 2024, the Company’s President and Chief Executive Officer (“CEO”) Kevin P. Riley will be retiring and a search has been initiated for his successor.
On July 8, 2024, in connection with Mr. Riley’s anticipated departure, the Company and Mr. Riley entered into a Transition and Separation Agreement and General Release (the “Transition Agreement”), effective July 8, 2024 (the “Effective Date”). The Transition Agreement provides that Mr. Riley will cease to be employed by the Company upon the commencement of employment of a successor CEO or such other date as determined by the Board of Directors of the Company (with such other date not to occur prior to January 1, 2025) (the “Separation Date”). Between the Effective Date and the Separation Date, Mr. Riley will continue to serve as the Company’s President and CEO and will receive compensation and benefits that are substantially consistent with his current compensation and benefits, but will not be eligible to be granted any long-term incentive compensation from the Company during that period. The Transition Agreement confirms that, upon the Separation Date, Mr. Riley will receive the following benefits, each of which are substantially consistent with what would be provided to Mr. Riley under Section 4 of the Company’s employment agreement with Mr. Riley, dated as of August 19, 2021: (i) $3,558.949, paid in equal installments over an eighteen (18) month period following the Separation Date, (ii) twenty-four (24) months of continued medical health, vision and dental coverage, and (iii) earned base salary, annual bonus for a completed fiscal year (if any), unreimbursed business expenses and benefits under the Company’s employee benefit plans. Mr. Riley will also continue to be eligible to receive the enhanced termination benefits set forth in his employment agreement if the Company undergoes a change in control (i) during the transition period or, (ii) consistent with the existing terms of his employment agreement, within six months after the Separation Date. The benefits described above are contingent on Mr. Riley executing a release of claims against the Company and his continued compliance with the applicable restrictive covenants under his employment agreement, including eighteen (18) month post-employment non-compete and non-solicit restrictions. In addition, Mr. Riley’s outstanding long-term incentive awards and participation in the Company’s supplemental executive retirement plan will be treated in accordance with the applicable retirement provisions.
Mr. Riley will resign from the Company’s Board of Directors, the Board of Directors of First Interstate Bank, the Board of Directors of the First Interstate BancSystem Foundation, and any committees on which he serves, in each case effective as of the Separation Date.
In addition, following the Separation Date, Mr. Riley will continue to provide advisory and consulting services to the Company until the first anniversary of the Separation Date (the “Consulting Period”). Mr. Riley will be paid a monthly consulting fee of $70,833 during the Consulting Period and will continue to be subject to the restrictive covenants described above.
Cautionary Note Regarding Forward-Looking Statements
Statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “expected,” “will,” “look forward to,” “aim,” and similar words or phrases indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions and projections about our business and the Company, and are not guarantees of our future performance or outcomes. These statements are subject to a number of known and unknown risks, uncertainties, and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making any investment or other decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 12, 2024

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ MARCY D. MUTCH
Marcy D. Mutch
Executive Vice President and Chief Financial Officer